UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2014

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 19, 2014, Marchex, Inc. (“Marchex”) received notice of termination from Allstate Insurance Company, an Illinois insurance company (“Allstate”) regarding that certain Amended Statement of Work (2014 Call Advertising Services Project) entered into on May 1, 2014 (the “Amendment”) which amends the Original Statement of Work (2014 Call Advertising Services Project) effective January 1, 2014, by and between Marchex Sales, LLC (f/k/a Marchex Sales, Inc., f/k/a MDNH, Inc.) and Allstate (the “Agreement”) in light of the circumstances described in the first sentence of the third paragraph of Marchex’s press release dated September 18, 2014 (the “Press Release”) furnished on Marchex’s Current Report on Form 8-K of the same date, which sentence (but no other part of the Press Release) is expressly incorporated by reference herein. Information regarding the Agreement was previously reported in Marchex’s Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2014. Information regarding the Amendment was previously reported in Marchex’s Current Report on Form 8-K which was originally filed with the SEC on May 6, 2014. Marchex expects to provide updates on the financial impact of this termination in its next quarterly earnings report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2014	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer